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          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus for the State Street Equity 500 Index Fund, State Street Institutional Short-Term Tax Exempt Bond Fund (formerly State Street Institutional Tax Free Limited Duration Bond Fund), State Street Institutional Liquid Reserves Fund, State Street Institutional Tax Free Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Institutional Treasury Money Market Fund and State Street Institutional Treasury Plus Money Market Fund and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the use of our reports dated February 25, 2008, with respect to the financial statements of the State Street Equity 500 Index Fund, State Street Institutional Short-Term Tax Exempt Bond Fund (formerly State Street Institutional Tax Free Limited Duration Bond Fund), State Street Institutional Liquid Reserves Fund, State Street Institutional Tax Free Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Short Term Tax-Exempt Bond Portfolio (formerly the State Street Tax Free Limited Duration Bond Portfolio), State Street Tax Free Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio, and State Street U.S. Government Money Market Portfolio included in their respective Annual Reports dated December 31, 2007 that are incorporated by reference into this Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A, No. 333-30810) of State Street Institutional Investment Trust.

                                                     Ernst & Young LLP

Boston, Massachusetts
April 24, 2008